Exhibit 10.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of November 21, 2006, among RED ROBIN INTERNATIONAL, INC., a Nevada corporation (the “Buyer”), MARCUS L. ZANNER, a resident of the State of Washington (the “Sellers’ Representative”) and SOUTH SOUND RED ROBIN, INC., a Washington corporation (“South Sound”), ZANNER-HUBERT, INC., a Washington corporation (“Zanner-Hubert”), NORTHWEST ROBINS, LLC, a Washington limited liability company (“Northwest Robins”) AND WASHINGTON DINING, LLC, a Washington limited liability company formerly known as WASHINGTON ROBINS, LLC  (“Washington Robins”).

RECITALS

1.             The Parties have executed that certain Asset Purchase Agreement dated July 1, 2006 (the “Asset Purchase Agreement”) by which the Buyer agreed to purchase from the Sellers substantially all of the assets used in the operation of the Restaurants, and to assume certain liabilities of the Sellers specified therein, and the Sellers agreed to sell such assets in exchange for cash and the assumption of such specified liabilities by the Buyer.

2.             The First Closing pursuant to the Asset Purchase Agreement occurred on July 10, 2006 at which time the Buyer closed the Transactions with respect to all the Restaurants other than (i) the restaurant owned by Northwest Robins and located at 3609 9th Street SW, Puyallup, WA 98373 (the “Puyallup Restaurant”), and (ii) the restaurant owned by South Sound and located at 2233 South 320th Street, Federal Way, WA 98003 (the “Federal Way Restaurant”).

3.             The Asset Purchase Agreement contemplates that the Buyer and the Sellers will consummate the Second Closing at which time the Buyer will close the Transactions with respect to the Puyallup Restaurant and the Federal Way Restaurant.

4.             From the First Closing Date to the date hereof (the “Interim Period”) the Buyer has operated the Puyallup Restaurant and the Federal Way Restaurant under the terms of the Management Agreement.

5.             The Buyer and the Sellers have agreed to amend the Asset Purchase Agreement to remove the Puyallup Restaurant for purposes of the Second Closing and to consummate the Second Closing with respect to only the Federal Way Restaurant effective at 12:01 a.m. on November 17, 2006 on the terms provided in the Asset Purchase Agreement and this Amendment.

6.             The Buyer and Northwest Robins are negotiating that certain Limited Liability Company Unit Purchase Agreement (the “LLC Purchase Agreement”) by which the Buyer will acquire all the outstanding equity ownership interests of Northwest Robins in lieu of the consummation of the Second Closing for the Puyallup Restaurant.

7.             Capitalized terms not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of these premises, the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.             Puyallup Restaurant.  The Parties hereby agree that neither the Sellers nor the Buyer shall have any obligation to consummate the Second Closing with respect to the Puyallup Restaurant, provided that, in the event the Buyer and Northwest Robins have not executed and consummated the sale of the Puyallup Restaurant to the Buyer, whether as contemplated by the LLC Purchase Agreement, or otherwise, on or before December 31, 2006, the Parties shall once again be obligated to consummate the Second Closing with respect to the Puyallup Restaurant as provided in the Asset Purchase Agreement.  This Section 1 shall not affect (i) the Parties’ obligations with respect to the Second Closing for the Federal Way Restaurant, or (ii) any obligations of the Buyer and Northwest Robins under the contemplated LLC Purchase Agreement.

2.             Closing for Federal Way Restaurant.

2.1           South Sound and the Buyer hereby agree to consummate the Second Closing with respect to only the Federal Way Restaurant effective at 12:01 a.m. on November 17, 2006 on the terms provided in the Asset Purchase Agreement and this Section 2.

2.2           The Second Closing for the Federal Way Restaurant shall occur upon satisfaction or waiver of the conditions set forth in Article VI of the Asset Purchase Agreement, provided, however, that, for the purpose of the Second Closing for the Federal Way Restaurant only, any condition set forth in Article VI and pertaining to the Puyallup Restaurant or Northwest Robins need not be met at the Second Closing, and provided, further that any action by the Buyer in connection with its occupancy and operation of the Federal Way Restaurant under the terms of the Management Agreement shall not result in a breach of any of the representations and warranties set forth in Article III  of the Asset Purchase Agreement.

2.3           In lieu of the requirements set forth in Section 2.3(b) of the Asset Purchase Agreement, at the Second Closing, South Sound shall convey, transfer, assign and deliver all of its right, title and interest in the Federal Way Restaurant to Buyer, and shall also deliver to Buyer the following:

(a)           Such Bills of Sale reasonably acceptable to the Buyer and its counsel, duly executed by South Sound, to effectuate the transfer of the Purchased Assets which are used or held for use by South Sound in the operation of the Federal Way Restaurant, including the membership interests in RR #5, LLC, and the Assumed Liabilities of South Sound which are related to or arose in connection with the operation of the Federal Way Restaurant to the Buyer;

(b)           An executed counterpart to the Assignment and Assumption Agreement with respect to the Real Property Leases for the Federal Way Restaurant in the form attached hereto as Exhibit A (the “Federal Way Assignment Agreement”);

(c)           A certificate, signed by an officer of South Sound, to the effect that each of the conditions to the consummation of the Second Closing specified in Section 6.1 through 6.8 and 6.16 of the Asset Purchase Agreement have been satisfied;

(d)           A legal opinion from Graham & Dunn PC dated the Second Closing Date substantially in the form attached to the Asset Purchase Agreement as Exhibit D, which opinion need only address the Federal Way Restaurant and South Sound;

(e)           Any closing documents reasonably requested by the Title Company in connection with the issuance of the Title Policy (as defined in Section 6.15 of the Asset Purchase Agreement) for the Federal Way Restaurant.

2.4           In lieu of the requirements set forth in Section 2.3(d) of the Asset Purchase Agreement, at the Second Closing, the Buyer shall deliver:

(a)           To the Sellers’ Representative an amount payable by wire transfer of immediately available U.S. funds to the account previously identified to the Buyer (unless contrary written instructions are furnished by the Sellers’ Representative prior to the Second Closing Date) equal to:

(i)            $3,344,996, plus

(ii)           $11,998.64  (as contemplated by Section 2.3(d)(iii) of the Asset Purchase Agreement);

(b)           To the Escrow Agent, $81,585, to be held in accordance with the terms of the Escrow Agreement, as amended, and this Agreement;

(c)           To South Sound, a counterpart of each Bill of Sale for the transfer of the Purchased Assets which are used or held for use by the Sellers in the operation of the Federal Way Restaurant;

(d)           To South Sound, such instruments of assumption as the Sellers may reasonably request, in form reasonably satisfactory to the Buyer and its counsel, in order to effectuate the assumption of the Assumed Liabilities of the Sellers that are related to or arose in connection with the operation of the Federal Way Restaurant to the Buyer; and

(e)           An executed counterpart to the Federal Way Assignment Agreement.

3.             Miscellaneous Amendments

3.1           After the Closing (as defined in the LLC Purchase Agreement), for the Puyallup Restaurant (the “Puyallup Closing”), Section 9.4 of the Asset Purchase Agreement shall not be applicable with respect to Northwest Robins.

3.2           After the Puyallup Closing, all references to “Seller” or “Sellers” in Section 9.6 shall be understood to not include Northwest Robins.  For the avoidance of doubt, following the Puyallup Closing, the Sellers’ Representative shall have no authority to act on behalf of Northwest Robins.

3.3           After the Puyallup Closing, Section 9.9 of the Asset Purchase Agreement shall not be applicable with respect to Northwest Robins, provided, however, that each other Seller’s Allocated Percentage shall not increase solely as a result of the removal of Northwest Robins.  At or immediately prior to the Puyallup Closing, Northwest Robins shall be permitted to distribute to its owners all cash being held by Northwest Robins for the purpose of complying with the covenant set forth in Section 9.9 of the Asset Purchase Agreement or otherwise.

4.             Management Agreement.  The Management Agreement shall be terminated with respect to the Federal Way Restaurant effective as of the date hereof.

5.             No Waiver. Except as expressly modified herein, all terms and provisions of the Asset Purchase Agreement shall remain unchanged and in full force and effect and this Amendment will not constitute a novation or have the effect of discharging any liability or obligation evidenced by the Asset Purchase Agreement or any related document.  This Amendment shall not be deemed to prejudice any rights or remedies which any Party may now have or may have in the future under or in connection with the Asset Purchase Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Asset Purchase Agreement as of the date first above written.

Buyer:	RED ROBIN INTERNATIONAL, INC.

	By:	/s/ Katherine L. Scherping
Name: Katherine L. Scherping
Title:

Sellers:	SOUTH SOUND RED ROBIN, INC.

	By:	/s/ Marcus L. Zanner
Name: Marcus L. Zanner
Title: President

ZANNER-HUBERT, INC.

	By:	/s/ Marcus L. Zanner
Name: Marcus L. Zanner
Title: Vice President

NORTHWEST ROBINS, LLC

	By:	/s/ Marcus L. Zanner
Name: Marcus L. Zanner
Title: Manager

WASHINGTON DINING, LLC
(f/k/a Washington Robins, LLC)

	By:	/s/ Marcus L. Zanner
Name: Marcus L. Zanner
Title: Manager

Sellers’ Representative:
/s/ Marcus L. Zanner
Marcus L. Zanner